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                                SCHEDULE 14A
                               (RULE 14A-101)

                INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

Filed by the Registrant _X_
Filed by a Party other than the Registrant ___

Check the appropriate box:
___ Preliminary Proxy Statement           ___ Confidential, for Use
                                            of the Commission Only
                                            (as permitted by Rule
                                            14a-6(e)(2))
___ Definitive Proxy Statement
___ Definitive Additional Materials
___ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     CORPORATE REALTY INCOME FUND I, L.P.
___________________________________________________________________________
                Name of Registrant as Specified in Its Charter)
___________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
      _X_   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
            6(i)(2) or Item 22(a)(2) of Schedule 14A.
      ___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
      ___   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.
      (1)   Title of each class of securities to which transaction applies:
______________________________________________________________________________
      (2)   Aggregate number of securities to which transaction applies:
______________________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________________________

      (4)   Proposed maximum aggregate value of transaction:
______________________________________________________________________________
      (5)   Total fee paid:
______________________________________________________________________________
      _X_   Fee paid previously with preliminary materials.
______________________________________________________________________________
      ___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
______________________________________________________________________________

      (2)   Form, Schedule or Registration Statement No.:
______________________________________________________________________________

      (3)   Filing Party:
______________________________________________________________________________

      (4)   Date Filed:
______________________________________________________________________________



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                     CORPORATE REALTY INCOME FUND
406 EAST 85TH STREET (bullet) NEW YORK, N.Y. 10028 (bullet) (212) 751-3515





                                                             June 20, 1995


Dear Financial Advisor:

      Corporate Realty Income Fund I, L.P. (the "Partnership") would like to emphasize the following points relating to its proxy solicitation:

      1. The objective of the proposed acquisition of additional properties is to increase the Partnership's distributable cash flow and the value of its portfolio. The General Partners do not expect such acquisition program to negatively impact the Partnership's existing cash flow or distributions.

      2. If authorized, the Partnership intends to buy recently-constructed, multi-tenant office buildings (at prices below replacement cost) that will generate cash-on-cash returns sufficient to cover all debt service payments associated with their acquisition. Ideally, these buildings should be 75%-80% occupied, allowing the Partnership to lease the vacant space and increase the property's cash flow and value. The goal is to capitalize upon improving market conditions with the intention of increasing the liquidation value of the portfolio over a period of roughly five years.

      3. To date the market for Units has been limited. In an effort to improve liquidity, the Partnership has adopted a repurchase program under which it may purchase Units and retire them.

      4. The most recent sales of Units have brought a price of approximately $10.50. To date, each Unit has received $14.28 in cash distributions. Accordingly, Unitholders who sell in today's market would expect to receive (through cash distributions and proceeds from sale) roughly a return of their original $25 per Unit investment.

      5. The General Partners will NOT receive acquisition fees from new acquisitions. Because their interest in sale proceeds increases only after Unitholders have received $25 per Unit plus an 8% per annum priority return, the General Partners are motivated to maximize liquidation values.

                                 Sincerely,



                                 Robert F. Gossett, Jr.
                                 Individual General Partner
                                 and President, 1345 Realty Corporation,
                                 Corporate General Partner